Exhibit 5.1


AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law


                                  July 20, 2004



Gulfport  Energy  Corporation
14313  North  May  Avenue
Suite  100
Oklahoma  City,  Oklahoma  73134

Ladies  and  Gentlemen:

     We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form SB-2, File No. 333-115396, filed on May 12, 2004, as amended (the "Registration Statement"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of (1) 10,000,000 transferable subscription rights (the "Rights") distributed in connection with the rights offering and (2) up to 10,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock," together with the Rights, the "Securities"), issuable upon exercise of the Rights.

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. In addition, we have assumed that the amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 35,000,000, which amendment was approved by the Company's Board of Directors by unanimous written consent dated April 14, 2004 and by stockholders holding a majority of the outstanding Common Stock by written consent dated April 15, 2004, will be filed with the Secretary of State of the State of Delaware prior to the issuance of any shares of Common Stock under the Registration Statement.

     Based  upon  the  foregoing  and  subject  to  the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Securities have been duly authorized, and (i) when the Registration Statement has become effective under the Securities Act, (ii) upon issuance of the Rights in conformity with and pursuant to the Registration Statement and
(iii) upon issuance, sale and delivery of the shares of Common Stock upon the exercise of Rights in accordance with the terms described in the Registration Statement, such Securities will be validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

          A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

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Gulfport Energy Corporation
July 20, 2004
Page 2



          B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                     Very  truly  yours,

                                     /s/AKIN GUMP STRAUSS HAUER & FELD LLP

                                     AKIN GUMP STRAUSS HAUER & FELD LLP